Exhibit 99.1

IHS Inc. Announces First Quarter 2006 Results Driven By Eleven Percent Revenue Growth

ENGLEWOOD, Colo., – March 28, 2006 – IHS Inc. (NYSE: IHS), one of the leading global providers of critical technical information, decision-support tools and related services, today reported results for the first quarter ended February 28, 2006. Revenue for the first quarter of 2006 totaled $129.9 million, representing an 11 percent increase over first quarter 2005 revenue of $117.0 million. Net income for the first quarter of 2006 increased three percent to $13.5 million, or $0.24 per diluted share, compared to first quarter 2005 net income of $13.1 million, or $0.23 per diluted share.

Adjusted EBITDA totaled $27.7 million for the first quarter of 2006, up 29 percent from $21.4 million in the first quarter of 2005. IHS generated approximately $22.5 million of cash flow from operations for the first quarter of 2006, an increase of $11.4 million over the prior year period. Adjusted EBITDA, a non-GAAP financial measure, is used by management to measure operating performance. See the end of this release for more information about this non-GAAP measure.

“We are excited about our strong first quarter operating results. We accelerated our rate of revenue growth, expanded our operating margins, and delivered higher levels of profit,” said Charles Picasso, IHS President and CEO. “Additionally, we closed a strategic acquisition and enjoyed record attendance at CERAWeek, with over 1,800 industry leaders gathering in Houston last month.” CERAWeek®, the energy industry’s premier executive gathering, is an annual event sponsored by CERA, an IHS company.

First Quarter 2006 Detail

The company grew its revenue by 12 percent over the prior year, after excluding the effects of acquisitions and foreign exchange (i.e. organic growth). Acquisitions added two percent to revenue growth and foreign exchange had a three percent negative impact. The organic growth was fueled in part by certain items unique to the quarter, such as the conference mentioned above. The Energy segment grew its revenue for the first quarter by 17 percent, to $68.2 million, compared to $58.1 million in the prior year first quarter. That segment’s organic revenue growth contributed more than all of its increase, offset by foreign exchange impacts. The Engineering segment grew its first quarter revenue by approximately five percent, to $61.6 million, compared to $58.9 million in the prior year. The Engineering segment’s organic revenue growth rate was up five percent compared to the first quarter 2005, while revenue contributions from acquisitions were effectively offset by foreign exchange impacts within this segment.

Adjusted EBITDA for the first quarter of 2006 grew 29 percent over the first quarter of last year and was driven primarily by strong top-line growth, expanded margins, and controlled investment in our SG&A cost structures. Operating income increased 14 percent year-over-year to $21.4 million, from $18.8 million for the first quarter of 2005. Higher stock compensation charges held down the rate of operating income growth when compared to Adjusted EBITDA. Energy operating income was $16.1 million, up 31 percent over the prior year quarter, and Engineering operating income was $8.2 million, up 33 percent from the first quarter of 2005.

Cash Flows

First quarter 2006 cash flow provided by operating activities was $22.5 million, up $11.4 million over the prior-year period, although first quarter 2005 operating cash flow included a $9.9 million payment related to the settlement of a stock option plan. The first quarter year-over-year comparison was also negatively impacted by an incremental $5.2 million in performance-based incentive payments made in the first quarter of 2006.

Balance Sheet

IHS ended the first quarter of 2006 with $151.6 million of cash and cash equivalents and short-term investments, and virtually no debt. Accounts receivable and deferred subscription revenue increased year-over-year primarily as a result of increased sales.

“Our first quarter performance demonstrated the leverage in our business model,” stated Michael J. Sullivan, Executive Vice President and CFO. “The results showcase how strong top-line growth and control over the cost structure can translate into stronger margins and higher levels of cash flow.”

Outlook (forward-looking statement)

Based upon first quarter performance, IHS is revising its annual guidance upward, and currently anticipates organic revenue growth in the range of eight to ten percent for the full year ending November 30, 2006. The company further expects Adjusted EBITDA to grow twelve to fifteen percent for fiscal 2006. See discussion of Adjusted EBITDA and non-GAAP financial measures at the end of this release.

“We are very pleased with our start to the year,” said Mr. Picasso. “We will continue to invest for future growth, engage with customers to address their business challenges, and to execute on our strategic objectives.” As previously announced, IHS will hold a conference call to discuss first quarter results on March 28, 2006, at 3:00 p.m. MST (5:00 p.m. EST). The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

USE OF NON-GAAP FINANCIAL MEASURES

EBITDA is defined as net income plus net interest, taxes, depreciation and amortization. Adjusted EBITDA excludes non-cash items, gains and losses on sales of assets and investments and other items that management does not utilize in assessing operating performance (as further described in the attached financial schedules). Management believes that it is useful to eliminate these items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. Management believes that investors may find adjusted EBITDA useful for the same reasons, although investors are cautioned that non-GAAP financial measures, such as adjusted EBITDA, are not a substitute for GAAP disclosures.

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). Reconciliations of comparable GAAP measurements to non-GAAP measurements, such as EBITDA and adjusted EBITDA, are provided within the schedules attached to this release.

IHS FORWARD-LOOKING STATEMENTS:

This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products, and services, and statements regarding future performance. Forward-looking statements are generally identified by the words “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and similar expressions. Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and generally beyond the control of IHS—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements. Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)

IHS (NYSE: IHS) is one of the leading global providers of critical technical information, decision-support tools and related services to customers in a number of industries including energy, defense, aerospace, construction, electronics, and automotive through two operating segments, Engineering and Energy. Our Engineering and Energy segments each represent approximately one-half of IHS’ total revenues. We serve customers ranging from governments and large multinational corporations to smaller companies and technical professionals in more than 100 countries. Our customers rely on our offerings to facilitate decision making, support key processes and improve productivity. We have been in business for more than 45 years and employ more than 2,300 people around the world.

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IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2006 IHS Inc. All rights reserved.

Investor Relations Contact:
Jane Okun
IHS Inc.
303-397-2747
jane.okun@ihs.com

IHS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per-share amounts)
February 28, November 30, 2006 2005 (Unaudited)

	February 28,	November 30,
	2006	2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$125,729	$132,365
Short-term investments	25,853	27,223
Accounts receivable, net	146,268	136,950
Deferred subscription costs	31,022	27,918
Deferred income taxes	9,547	11,351
Other	9,149	10,638
Total current assets	347,568	346,445
Non-current assets:
Property and equipment, net	48,462	46,580
Intangible assets, net	42,514	27,456
Goodwill, net	320,120	296,394
Prepaid pension asset	89,899	88,516
Other	1,770	1,765
Total non-current assets	502,765	460,711
Total assets	$850,333	$807,156
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$500	$—
Accounts payable	42,487	41,625
Accrued compensation	13,712	20,135
Accrued royalties	24,218	26,139
Other accrued expenses	28,521	34,975
Income tax payable	7,144	7,726
Deferred subscription revenue	183,443	149,552
Risk management liabilities	—	2,705
Total current liabilities	300,025	282,857
Long-term debt	249	262
Accrued pension liability	7,303	6,824
Accrued post-retirement benefits	20,563	20,278
Deferred income taxes	14,066	15,044
Other liabilities	7,890	4,402
Minority interests	337	309
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 80,000,000 shares authorized, 44,794,672 and 44,078,231 issued and outstanding at February 28, 2006 and November 30, 2005, respectively	448	441
Class B common stock, $0.01 par value per share, 13,750,000 shares authorized, issued and outstanding at February 28, 2006 and November 30, 2005	138	138
Additional paid-in capital	171,668	168,196
Retained earnings	357,148	343,684
Accumulated other comprehensive loss	(7,119)	(10,486)
Unearned compensation	(22,383)	(24,793)
Total stockholders’ equity	499,900	477,180
Total liabilities and stockholders’ equity	$850,333	$807,156

IHS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per-share amounts)

	Three Months Ended February 28,
	2006	2005
	(Unaudited)
Revenue:
Products	$106,582	$97,325
Services	23,284	19,658
Total revenue	129,866	116,983

Operating expenses:
Cost of revenue:
Products	44,620	42,861
Services	15,148	12,518
Compensation expense related to equity awards	1,095	79
Total cost of revenue	60,863	55,458
Selling, general and administrative	42,804	40,559
Depreciation and amortization	3,370	2,907
Restructuring and other charges	2	—
Compensation expense related to equity awards	2,571	1,195
Gain on sales of assets, net	—	(617)
Net periodic pension and post-retirement benefits	(726)	(931)
Earnings in unconsolidated subsidiaries	(28)	(28)
Other income, net	(403)	(319)
Total operating expenses	108,453	98,224
Operating income	21,413	18,759
Interest income	914	718
Interest expense	(85)	(502)
Non-operating income, net	829	216
Income from continuing operations before income taxes and minority interests	22,242	18,975
Provision for income taxes	(7,473)	(5,406)
Income from continuing operations before minority interests	14,769	13,569
Minority interests	(25)	7
Income from continuing operations	14,744	13,576
Discontinued operations:
Loss from discontinued operations, net	(1,280)	(443)
Net income	$13,464	$13,133
Income from continuing operations per share:
Basic (Class A and Class B common stock)	$0.26	$0.25
Diluted (Class A and Class B common stock)	$0.26	$0.24
Loss from discontinued operations per share:
Basic (Class A and Class B common stock)	$(0.02)	$(0.01)
Diluted (Class A and Class B common stock)	$(0.02)	$(0.01)
Net income per share:
Basic (Class A and Class B common stock)	$0.24	$0.24
Diluted (Class A and Class B common stock)	$0.24	$0.23
Weighted average shares:
Basic (Class A common stock)	42,125	41,256
Basic (Class B common stock)	13,750	13,750
Diluted (Class A common stock)	56,062	56,151
Diluted (Class B common stock)	13,750	13,750

IHS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended February 28,
	2006	2005
	(Unaudited)
Operating activities
Net income	$13,464	$13,133
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	3,370	2,967
Compensation expense related to equity awards (non-cash portion)	3,920	1,274
Gain on sales of assets, net	—	(617)
Impairment of assets of discontinued operations	1,012	—
Net periodic pension and post-retirement benefits income	(726)	(931)
Minority interests	25	(7)
Deferred income taxes	702	(30)
Change in assets and liabilities:
Accounts receivable, net	(10,183)	(8,402)
Other current assets	(1,658)	(2,063)
Accounts payable	387	(2,051)
Accrued expenses	(15,629)	(15,927)
Income taxes	(601)	492
Deferred subscription revenue	28,425	23,283
Net cash provided by operating activities	22,508	11,121
Investing activities
Capital expenditures on property and equipment	(2,368)	(930)
Change in other assets	1,991	(949)
Purchase of investments	(5,113)	—
Sales and maturities of investments	6,458	—
Acquisitions of businesses, net of cash acquired	(32,976)	(875)
Net cash used in investing activities	(32,008)	(2,754)
Financing activities
Net payments on debt	(16)	(17)
Tax benefit from equity compensation plans	1,969	—
Net cash provided by (used in) financing activities	1,953	(17)
Foreign exchange impact on cash balance	911	(87)
Net increase (decrease) in cash and cash equivalents	(6,636)	8,263
Cash and cash equivalents at the beginning of the year	132,365	124,452
Cash and cash equivalents at the end of the year	$125,729	$132,715

IHS INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST DIRECTLY
COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands)

	Three Months Ended February 28,
	2006	2005
	(Unaudited)

Energy operating income	$16,148	$12,283
Engineering operating income	8,225	6,202
Total segment operating income	24,373	18,485
Adjustments:
Corporate-level restructuring and other charges	(20)	—
Compensation expense related to equity awards	(3,666)	(1,274)
Gain on sales of corporate assets, net	—	617
Net periodic pension and post-retirement benefits	726	931
Operating income	$21,413	$18,759

	Three Months Ended February 28, 2006
	Energy	Engineering	Adjustments	Consolidated
	(Unaudited)

Operating income	$16,148	$8,225	$(2,960)	$21,413
Adjustments:
Allocation of corporate costs	3,045	3,045	(6,090)	—
Depreciation and amortization	1,701	1,460	209	3,370
Restructuring and other charges	—	(18)	20	2
Compensation expense related to equity awards	—	—	3,666	3,666
Net periodic pension and post-retirement benefits	—	—	(726)	(726)
Minority interest	—	(25)	—	(25)
Adjusted EBITDA	$20,894	$12,687	$(5,881)	$27,700

	Three Months Ended February 28, 2005
	Energy	Engineering	Adjustments	Consolidated
	(Unaudited)

Operating income	$12,283	$6,202	$274	$18,759
Adjustments:
Allocation of corporate costs	2,399	2,399	(4,798)	—
Depreciation and amortization	1,672	1,040	195	2,907
Compensation expense related to equity awards	—	—	1,274	1,274
Gain on sale of assets	—	—	(617)	(617)
Net periodic pension and post-retirement benefits	—	—	(931)	(931)
Minority interest	—	7	—	7
Adjusted EBITDA	$16,354	$9,648	$(4,603)	$21,399

IHS INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST DIRECTLY
COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands)

	Three Months Ended February 28,
	2006	2005
	(Unaudited)

Net income	$13,464	$13,133
Interest income	(914)	(718)
Interest expense	85	502
Provision for income taxes	7,473	5,406
Depreciation and amortization	3,370	2,907
EBITDA	23,478	21,230
Compensation expense related to equity awards	3,666	1,274
Restructuring and other charges	2	—
Gain on sales of assets, net	—	(617)
Net periodic pension and post-retirement benefits income	(726)	(931)
Loss from discontinued operations, net	1,280	443
Adjusted EBITDA	$27,700	$21,399

	Three Months Ended February 28,
	2006	2005
	(Unaudited)

Net cash provided by operating activities	$22,508	$11,121
Capital expenditures on property and equipment	(2,368)	(930)
Free cash flow	$20,140	$10,191

IHS INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per-share amounts)

	Three Months Ended February 28,
	2006		2005
	After- tax	Per share	After- tax	Per share
	(Unaudited)

Compensation expense related to equity awards	$(2,309)	$(0.04)	$(803)	$(0.02)
Gain on sales of assets, net	—	—	383	0.01
Net periodic pension and post-retirement benefits	420	0.01	543	0.01
Loss from discontinued operations, net	(1,280)	(0.03)	(443)	(0.01)